Exhibit 10.2

EXECUTION VERSION

Dated December 19, 2017

Sale and Contribution Agreement

between

33RD STREET FUNDING, LLC

as the Transferee

and

CĪON INVESTMENT CORPORATION,

as the Transferor

SCHEDULES AND EXHIBITS

Schedule 4.01(h)	—	Location of Records, Name of Transferor and Jurisdiction of Organization

Exhibit A	—	Form of Assignment

(i)

SALE AND CONTRIBUTION AGREEMENT

THIS SALE AND CONTRIBUTION AGREEMENT (this “Agreement”) is entered into as of December 19, 2017, by and between CĪON INVESTMENT CORPORATION, a Maryland corporation (the “Transferor”) and 33rd Street Funding, LLC, a Delaware limited liability company (the “Transferee”).

WITNESSETH:

WHEREAS, as of the date hereof, all of the limited liability company interests in the Transferee remain unissued;

WHEREAS, on the date hereof, the Transferor and the Transferee have entered into assignment agreements for the Loan Assets (as hereinafter defined) identified on Schedule I hereto (collectively, the “Initial Transferred Assets”);

WHEREAS, in exchange for one hundred percent (100%) of the common membership interest of the Transferee, the Transferor desires to contribute, transfer, bargain, grant, assign or otherwise convey to the Transferee all of the Transferor’s right, title, interest in, to and under the Initial Transferred Assets, on the terms and subject to the conditions provided herein;

WHEREAS, the Transferee desires to accept as a capital contribution all of the Transferor’s right, title, interest in, to and under the Initial Loan Assets (as hereinafter defined), on the terms and subject to the conditions provided herein, and intends to assume all of the Transferor’s obligations under the Initial Loan Assets and to issue one hundred percent (100%) of its common membership interest to the Transferor in consideration thereof;

WHEREAS, from time to time after the date hereof, the Transferor may contribute, transfer, bargain, grant, assign or otherwise convey to the Transferee all of the Transferor’s right, title, interest in, to and under Loan Assets (other than the Initial Loan Assets) on the terms and subject to the conditions provided herein; and

WHEREAS, the Transferor will derive substantial direct and indirect benefit from the Contribution (as hereinafter defined) under this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Transferee and the Transferor, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

Section 1.01         General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Loan and Servicing Agreement (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the Loan and Servicing Agreement. The terms “include” or “including” mean “include without limitation” or “including without limitation.” The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. References to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Loan and Servicing Agreement.

Section 1.02         Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Assigned Agreement” means the loan agreement, note or similar agreement pursuant to which a Loan Asset is incurred or issued by the obligor thereunder.

“Assignment Agreement” means an agreement by and between the Transferor and the Transferee, substantially in the form of Exhibit A attached hereto.

“Agreement” means this Sale and Contribution Agreement, as the same may be amended, restated, waived, supplemented and/or otherwise modified from time to time hereafter.

“Contribution” has the meaning specified in Section 2.01(a).

“Cure Date” has the meaning specified in Article VI.

“Equity Issuance” has the meaning specified in Section 2.01(b).

“Indemnified Party” has the meaning specified in Article VI.

"Initial Loan Assets" means the Loan Assets included in the Initial Transferred Assets.

“Initial Transferred Assets” has the meaning specified in the recitals hereto.

“Loan and Servicing Agreement” means that certain Loan and Servicing Agreement, dated as of December 19, 2017, among the Transferee, CION Investment Management, LLC, as portfolio manager, the Lenders party thereto, U.S. Bank National Association, as the Collateral Agent, U.S. Bank National Association, as the Collateral Custodian, U.S. Bank National Association, as the Account Bank and Morgan Stanley Asset Funding Inc., as administrative agent for the Lenders thereunder, as amended, restated, supplemented and/or otherwise modified from time to time.

“Loan Asset” means each loan identified on Schedule I hereto, and each loan specified in an Assignment Agreement.

“Loan Asset Property” means, with respect to each Loan Asset (i) all monies due and to become due thereunder and all amounts received with respect thereto on and after the date hereof, (ii) the interest of the Transferor in the security interests (if any) granted by the obligor under the related Assigned Agreement, (iii) any promissory note evidencing the obligations of the obligor under such Assigned Agreement, (iv) all rights relating thereto under the related Assigned Agreement now existing and hereafter arising from time to time, (v) all guarantees, insurance, letters of credit and other agreement or arrangement of whatever character from time to time supporting or securing payment of such Loan Asset and (vi) all proceeds (including whatever is received upon the sale, exchange, collection or other disposition of the foregoing and all “proceeds” as defined in Section 9-102(a)(64) of the UCC as in effect in the State of New York).

“Purchase Price” has the meaning specified in Section 2.02(b).

“Transfer” means any assignment, contribution, conveyance or other transfer of Transferred Assets by the Transferor to the Transferee pursuant to the terms of this Agreement.

“Transfer Date” means any Business Day on which any Transferred Asset is acquired by the Transferee pursuant to the terms of this Agreement.

“Transferor Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, operations, performance, prospects (whether financial or otherwise) or properties of the Transferor and its subsidiaries taken as a whole, (b) the ability of the Transferor to perform its obligations hereunder, (c) the Transferee’s title to the Transferred Assets or (d) the validity or enforceability of any Transferred Assets or this Agreement.

“Transferred Assets” means the Initial Transferred Assets Transferred to the Transferee on the date hereof and the Loan Assets and related Loan Asset Property Transferred to the Transferee on each Transfer Date thereafter.

Section 1.03        Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and used but not specifically defined herein, are used herein as defined in such Article 9 as in effect on the date hereof.

Section 1.04        Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Reference to days or days without further qualification means calendar days. Reference to any time means New York, New York time.

Section 1.05        Certain References. All references to the principal balance of a Loan Asset as of a Transfer Date shall refer to the close of business on such day (which shall mean 5:00 p.m., New York time).

Article II

TRANSFERS OF THE LOAN ASSETS

Section 2.01        Contribution of Loan Assets on the Initial Transfer Date. (a) The Transferor hereby (i) irrevocably contributes, transfers, grants, bargains, assigns, conveys and delivers all of its right, title and interest in, to and under the Initial Loan Assets and the related Loan Asset Property to the Transferee, absolutely and not as collateral security, without recourse, except as expressly provided herein, as a capital contribution to the Transferee, and the Transferee hereby acquires, accepts and receives all of the Transferor’s right, title and interest in, to and under the Initial Loan Assets and the related Loan Asset Property and (ii) vests in the Transferee all powers and rights of the Transferor over the Initial Loan Assets and the related Loan Asset Property to have and to hold the same unto the Transferee and its successors and assigns forever (the actions described in the foregoing clauses (i) and (ii), collectively, the “Contribution”).

(b)          In exchange for the Contribution, the Transferee hereby absolutely, irrevocably and unconditionally issues and delivers to the Transferor one hundred percent (100%) of the common membership interest in the Transferee (the “Equity Issuance”). The Transferor hereby accepts the Equity Issuance. Following the Equity Issuance, the Transferor shall hold one hundred percent (100%) of the Transferee’s common membership interest and the Transferee shall be a direct subsidiary of the Transferor.

Section 2.02        Transfer of Loan Assets on Subsequent Transfer Date. (a) Subject to the terms and conditions hereof, from time to time the Transferor may Transfer (without recourse except as expressly provided herein) to the Transferee on any Transfer Date designated by the Transferor and agreed to by the Transferee, the Loan Asset designated by the Transferor, together with all of the Transferor’s right, title and interest in and to the Loan Asset Property with respect to such Loan Asset, and the Transferee agrees to purchase or accept as a capital contribution, as applicable, all such Loan Assets and Loan Asset Property, and to assume the obligations, acknowledgments, liabilities, duties and burdens of the Transferor under the Assigned Agreements relating to such Loan Assets, on each Transfer Date. Each Transfer shall be evidenced by an Assignment Agreement including Schedule I thereto listing the Loan Assets subject to such Transfer and the Transferor and the Transferee shall execute and deliver an Assignment Agreement on or before each Transfer Date.

(b)          The Loan Assets being transferred to the Transferee on each Transfer Date shall be identified on Schedule I to the Assignment Agreement entered into in connection with such Transfer Date. The “Purchase Price” of all Loan Assets Transferred after the date hereof shall be equal to the fair market value thereof as agreed upon from time to time by the Transferor and the Transferee. In consideration for each Transfer of Loan Assets after the date hereof, the Transferee shall pay to the Transferor on the Transfer Date for such Loan Assets the cash portion of the Purchase Price therefor in dollars in immediately available funds. All payments by the Transferee under this Section 2.02(b) shall be effected by means of a wire transfer not later than 3:00 p.m. (New York time) on the day when due to the account notified to the Transferee by the Transferor from time to time. Any portion of the Purchase Price not paid in cash shall be deemed to constitute a capital contribution to the equity of the Transferee and a corresponding increase to the capital account of the Transferor.

(c)          On and after each Transfer Date hereunder and upon payment of the Purchase Price therefor, the Transferee shall own the Loan Assets Transferred by the Transferor to the Transferee on such Transfer Date, and the Transferor shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Loan Assets.

(d)          In connection with the Transfer by the Transferee of any Loan Asset as contemplated by this Agreement, the Transferor further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Transfer Date, and in its financial statements, that such Loan Asset has been transferred by the Transferee in accordance with this Agreement.

(e)          The Transferor shall take such action and execute and file all documents as requested by the Transferee from time to time hereafter that may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement and to effect and perfect the contribution, transfer, grant, bargain, assignment or conveyance contemplated herein and ensure that the Transferee owns and has an enforceable interest in or right to use, enforce, and collect damages, income and proceeds in connection with, as the case may be, the Transferred Assets or, solely if Section 2.03 hereof is applicable, an enforceable security interest in the Transferred Assets.

Section 2.03        Nature of the Transfers. It is the express intent of the parties hereto that the Transfer of any Loan Asset and the related Loan Asset Property by the Transferor to the Transferee hereunder be, and be treated for all purposes (other than for accounting and tax purposes) as an absolute sale or contribution, as applicable, by the Transferor (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) to the Transferee. It is, further, not the intention of the parties that such Transfer be deemed a pledge of any such Loan Asset and the related Loan Asset Property by the Transferor to the Transferee to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, any such Loan Asset and the related Loan Asset Property is held to continue to be property of the Transferor, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of any such Loan Asset and the related Loan Asset Property provided for in this Agreement shall be deemed to be a grant by the Transferor to the Transferee of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to such Loan Asset and the related Loan Asset Property and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in any Controlled Account, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a debt deemed to have been incurred by the Transferor in the ordinary course of business of the Transferor and the Transferee; (iii) the possession by the Transferee (or the Collateral Agent, for the benefit of the Secured Parties) of such Loan Asset and such other Loan Asset Property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Transferee for the purpose of perfecting such security interest under applicable law. The parties further agree in such event that any assignment of the interest of the Transferee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. Each of the Transferor and the Transferee shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in any Loan Asset, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under applicable law and will be maintained as such throughout the term of this Agreement. The Transferee shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

Article III

CONDITIONS OF TRANSFER

Section 3.01       Conditions Precedent to Effectiveness. The effectiveness of this Agreement shall be subject to satisfaction of each of the following conditions precedent:

(a)          Agreement; Other Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, the Transferor and the Transferee, and the Transferee shall have received such documents, instruments, agreements and legal opinions as the Transferee shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to the Transferee.

(b)          Compliance with Laws. The Transferor shall be in compliance with all applicable foreign, federal, state and local laws and regulations, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(c)          UCC Financing Statements. The Transferee shall have received evidence reasonably satisfactory to it of the filing of a UCC-1 financing statement with the Secretary of State of the State of Maryland naming the Transferor as debtor and the Transferee as secured party in a manner sufficient to perfect the Transferee’s ownership interest in the Loan Assets and Loan Asset Property with respect thereto, and such UCC-1 financing statement shall name the Collateral Agent, on behalf of the Secured Parties, as secured party/total assignee.

Section 3.02       Conditions to all Transfers. Each Transfer by the Transferor hereunder shall be subject to satisfaction of the following further conditions precedent on the Transfer Date therefor:

(a)          the representations and warranties of the Transferor contained herein shall be true and correct in all material respects (or, if a representation or warranty is conditioned by materiality or Material Adverse Effect, then in all respects) as of such Transfer Date, both before and after giving effect to such Transfer and to the application of the Purchase Price therefor, except to the extent that any such representation or warranty expressly relates to an earlier date (in which case it shall be true and correct in all material respects as of such earlier date); and

(b)          the Transferor and the Transferee shall have executed and delivered an Assignment Agreement, including Schedule I thereto listing the Loan Assets subject to such Transfer, on or before such Transfer Date.

The acceptance by the Transferor of the Purchase Price for any Transferred Loan Asset on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by the Transferor that the conditions in this Section 3.02 have been satisfied.

Article IV

REPRESENTATIONS AND WARRANTIES

Section 4.01      Representations and Warranties of the Transferor. The Transferor makes the following representations and warranties, on which the Transferee relies in acquiring each Loan Asset hereunder. As of the Closing Date and each Transfer Date (unless a specific date is specified below), the Transferor represents and warrants to the Transferee for the benefit of the Transferee and each of its successors and assigns that:

(a)          Organization and Good Standing. The Transferor has been duly organized and is validly existing and in good standing as corporation, incorporated in Maryland, with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own each Loan Asset and to Transfer such Loan Asset and the related Loan Asset Property to the Transferee hereunder.

(b)          Due Qualification. The Transferor is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals except where the failure to do so would not reasonably be expected to have a Transferor Material Adverse Effect.

(c)          Power and Authority; Due Authorization; Execution and Delivery. The Transferor (i) has all necessary corporate power, authority and legal right to (a) execute and deliver this Agreement and each Assignment Agreement and (b) carry out the terms of this Agreement and each Assignment Agreement and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and each Assignment Agreement and the Transfer of each Loan Asset on the terms and conditions herein provided.

(d)          Valid Conveyance; Binding Obligations. This Agreement and each Assignment Agreement will be duly executed and delivered by the Transferor, and this Agreement, together with the applicable Assignment Agreement in each case, other than for accounting and tax purposes, shall effect valid Transfers of each Loan Asset, enforceable against the Transferor, and this Agreement and each Assignment Agreement shall constitute legal, valid and binding obligations of the Transferor enforceable against the Transferor in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws and all other applicable liquidation, conservatorship, moratorium, rearrangement, receivership, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(e)          No Violation. The execution, delivery and performance of this Agreement, each Assignment Agreement and all other agreements and instruments executed and delivered or to be executed and delivered by the Transferor pursuant hereto in connection with the Transfer of any Loan Asset will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Transferor’s organizational documentation or any, material contractual obligation of the Transferor, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Transferor’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any Applicable Law except where any violation would not reasonably be expected to have a Transferor Material Adverse Effect.

(f)           Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Transferor threatened, against the Transferor or any of its properties or with respect to this Agreement or the other Transaction Documents to which it is a party that, if adversely determined, would in the reasonable judgment of the Transferor be expected to have a Material Adverse Effect.

(g)          All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement or any Assignment Agreement to which the Transferor is a party have been obtained, except where the failure to obtain any such approval, authorization, consent, order, license or action would not reasonably be expected to have a Transferor Material Adverse Effect.

(h)          State of Organization, Etc. As of the date hereof, the Transferor’s jurisdiction of organization and the locations of its records concerning the Transferred Assets are set forth in Schedule 4.01(h), which Schedule 4.01(h) shall be updated, without the requirement for consent by any Person (but subject to compliance with Section 5.01(a)), to update all information with respect to the Transferor set forth therein. During the prior five (5) years, except as set forth in Schedule 4.01(h), the Transferor has not been known as or used any corporate, fictitious or trade name.

(i)           Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Transferor.

(j)           Solvency. The Transferor is not the subject of any bankruptcy proceedings. The Transferor is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Transferor, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business.

(k)          Compliance with Laws. The Transferor has complied in all material respects with all Applicable Law to which it may be subject.

(l)           Taxes. The Transferor has filed or caused to be filed all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Transferor has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Transferor), and no tax lien has been filed and, to the Transferor’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other charge.

(m)         Assignments. The information regarding each Loan Asset identified in Schedule I to an Assignment Agreement is true, correct and complete in all material respects.

(n)          Liens. The Liens granted to the Transferee pursuant to Section 2.03 by the Transferor are fully perfected first priority Liens in and to the Transferred Loan Assets and the Loan Asset Property with respect thereto, subject only to Permitted Liens.

(o)          Investment Company Act.

(i)          The Transferor has elected to be treated as a business development corporation for purposes of the 1940 Act.

(ii)         The Transferor is a “qualified purchaser” within the meaning of Section 2(a)(51) of the 1940 Act.

(p)          Loan Assets. With respect to each Transferred Loan Asset Transferred by the Transferor, as of the Transfer Date with respect to such Loan Asset:

(i)          immediately prior to its Transfer to the Transferee, such Loan Asset and the Loan Asset Property with respect thereto was owned by the Transferor free and clear of any adverse claim (other than Permitted Liens and any Lien that will automatically be released upon its Transfer to the Transferee), and the Transferor has had at all relevant times the full right, power and authority to Transfer and pledge its interest therein as contemplated under this Agreement and, upon such Transfer, the Transferee will acquire a valid and perfected security interest in, and sole record and beneficial ownership interest in, such Loan Asset and the Loan Asset Property with respect thereto free and clear of any adverse claim and, following such Transfer, such Loan Asset and the Loan Asset Property with respect thereto will not be subject to any adverse claim as a result of any action or inaction on the part of the Transferor;

(ii)         the Transfer of each such Loan Asset and the Loan Asset Property with respect thereto pursuant to this Agreement and the applicable Assignment Agreement constitutes a valid Transfer to the Transferee of all right, title and interest of the Transferor in and to such Loan Asset and the Loan Asset Property with respect thereto, which interest is perfected and of first priority under Applicable Law;

(iii)        the Transferor has no knowledge of any fact (including any defaults by the Obligor thereunder on any other Loan Asset) that would cause it, or should have caused it, to expect that any payments on such Loan Asset will not be paid in full when due or that is reasonably likely to cause or result in any other Material Adverse Effect with respect to such Loan Asset; and

(iv)        such Loan Asset is an Eligible Loan Asset (as defined under the Loan and Servicing Agreement).

(q)          ERISA. No notice of a Lien arising under Title IV of ERISA has been filed under Section 6323(a) of the Code (or any successor provision) against, or otherwise affecting, the assets of the Transferor.

(r)          Value Given. The Transferor has received reasonably equivalent value from the Transferee in exchange for the Transfer of such Loan Asset Transferred hereunder. No such Transfer has been made for or on account of an antecedent debt owed by the Transferor and no such transfer is or may be voidable or subject to avoidance under any bankruptcy, insolvency, reorganization, or other similar laws.

Section 4.02      Representations and Warranties of the Transferee. The Transferee makes the following representations and warranties, on which the Transferor relies in selling each Loan Asset to the Transferee hereunder. As of the Closing Date and each Transfer Date, the Transferee represents and warrants to the Transferor for the benefit of the Transferor and each of its successors and assigns that:

(a)          Organization and Good Standing. The Transferee has been duly organized and is validly existing and in good standing as a limited liability company in Delaware, with the power and authority to own or lease its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, all necessary power, authority and legal right to acquire and own each Loan Asset and the related Loan Asset Property.

(b)          Due Qualification. The Transferee is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.

(c)          Power and Authority; Due Authorization; Execution and Delivery. The Transferee (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the Transfer of each Loan Asset on the terms and conditions herein provided.

(d)          All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery, performance, validity or enforceability of this Agreement or any Assignment Agreement to which the Transferee is a party have been obtained, except where the failure to obtain any such approval, authorization, consent, order, license or other action would not reasonably be expected to have a Material Adverse Effect.

(e)          Binding Obligation. This Agreement and each other Transaction Document to which the Transferee is a party constitute legal, valid and binding obligations of the Transferee, enforceable against the Transferee in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws and all other applicable liquidation, conservatorship, moratorium, rearrangement, receivership, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally and general principles of equity (whether such enforceability is considered in a suit at law or in equity).

(f)          No Violation. The consummation of the transactions contemplated by this Agreement, each Assignment Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Transferee’s limited liability company agreement or any material contractual obligation of the Transferee, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Transferee’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, or (iii) violate any Applicable Law, except where any violation would not reasonably be expected to have a Material Adverse Effect.

(g)          Value Given. The Transferee has given reasonably equivalent value to the Transferor in exchange for the Transfer of such Loan Asset. No such Transfer has been made for or on account of an antecedent debt owed by the Transferor and no such transfer is or may be voidable or subject to avoidance under any bankruptcy, insolvency, reorganization, or other similar laws.

(h)          Litigation. There are no legal, governmental or regulatory proceedings pending to which the Transferee is a party or to which any of its property is subject, which if determined adversely to the Transferee would individually or in the aggregate have a Material Adverse Effect.

(i)          Compliance with Law. The Transferee has complied in all material respects with all Applicable Law to which it may be subject.

Article V

Covenants of Transferee

Section 5.01       Affirmative Covenants. The Transferor hereby covenants and agrees that, unless otherwise consented to by the Transferee:

(a)          Offices and Records. The Transferor shall maintain its jurisdiction of incorporation, principal place of business and the office at which it keeps the records concerning the Transferred Assets at the respective locations specified in Schedule 4.01(h) or, upon thirty (30) days prior written notice to the Transferee, the Administrative Agent and the Collateral Agent, at such other location in a jurisdiction where all action required to be taken pursuant to Section 5.01(d) and Section 7.10 shall have been taken with respect to the Transferred Assets.

(b)          Assignment. The Transferor agrees that the Transferee may pledge all of its right, title and interest in, to and under the Transferred Loan Assets, the Loan Asset Property with respect thereto and this Agreement to the Collateral Agent pursuant to the Loan and Servicing Agreement for the benefit of the Secured Parties.

(c)          Separate Identity. The Transferor shall take all actions required to maintain the Transferee’s status as a separate legal entity, including (i) not holding the Transferee out to third parties as other than an entity with assets and liabilities distinct from the Transferor and the Transferor’s subsidiaries, (ii) not holding itself out to be responsible for the Indebtedness of the Transferee or, other than by reason of owning common membership interests in the Transferee, for any decisions or actions relating to the Transferee, (iii) taking such other actions as are necessary on its part to ensure that all procedures required by its certificate of incorporation and by-laws and the Transferee’s certificate of formation and limited liability company agreement are duly and validly taken, (iv) keeping correct and complete records and books of account and minutes and (v) not acting in any manner that could foreseeably mislead others with respect to the Transferee’s separate identity. In addition to the foregoing, the Transferor and the Transferee shall take such actions as shall be required in order that:

(i)          the Transferor shall maintain records and books of account separate from those of the Transferee;

(ii)         the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Transferor as official records;

(iii)        the Transferor shall maintain an arm’s-length relationship with the Transferee and shall not hold itself out as being liable for the Indebtedness of the Transferee;

(iv)        the Transferor shall keep its assets and liabilities wholly separate from those of the Transferee;

(v)         the Transferor shall not mislead third parties by conducting or appearing to conduct business on behalf of the Transferee or expressly or impliedly representing or suggesting that the Transferor is liable or responsible for the indebtedness of the Transferee or that the assets of the Transferor are available to pay the creditors of the Transferee;

(vi)        the Transferor shall at all times limit its transactions with the Transferee only to those expressly permitted under this Agreement or under any Transaction Document; and

(vii)       the Transferor shall comply with (and cause to be true and correct) each of the facts and assumptions relating to the Transferor and the Transferee contained in the “no substantive consolidation” opinion of White & Case LLC delivered on the Closing Date.

(d)          Protection of Title.

(i)          The Transferor shall file such financing statements, or cause to be filed such continuation, amendments and other statements, all in such manner and in such places as may be required by law fully to perfect and preserve the Transfer hereunder to the Transferee of the Transferred Loan Assets and Loan Asset Property with respect thereto and in the proceeds thereof. The Transferor shall deliver, or cause to be delivered, to the Transferee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(ii)         The Transferor shall not change its jurisdiction of incorporation, name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement or continuation statement filed by the Transferor in accordance with this Agreement seriously misleading within the meaning of Section 9-506(b) of the UCC, unless it shall have given the Transferee, the Administrative Agent and the Collateral Agent at least thirty (30) days prior written notice thereof and shall file such financing statements or amendments as may be necessary to continue the perfection of the Collateral Agent’s interest in all Transferred Loan Assets and Loan Asset Property with respect thereto Transferred hereunder.

(e)          Computer Files Marked. The Transferor shall, at its own expense, on or prior to each Transfer Date, indicate in its computer files created in connection with the Transferred Loan Assets and Loan Asset Property with respect thereto for such Transfer Date that such Transferred Loan Assets and Loan Asset Property have been Transferred to the Transferee pursuant to this Agreement.

(f)          The Transferor will direct any agent, administrative agent or obligor for any Loan Asset included in the Transferred Loan Assets to remit all payments and collections with respect to such Loan Asset following the applicable Transfer Date directly to the Collection Account.

(g)          The Transferor acknowledges that all proceeds received by it or its Affiliates after the applicable Transfer Date with respect to the Transferred Loan Assets Transferred to the Transferee are held and shall be held in trust for the benefit of the Transferee and its assignees until deposited into the Collection Account as required in the Loan and Servicing Agreement. The Transferor promptly (and within two (2) Business Days of receipt) shall remit to the Transferee or the Transferee's designee any payment or any other sums relating to, or otherwise payable on account of, the Transferred Loan Assets that the Transferor receives after the applicable Transfer Date.

Section 5.02        Negative Covenants of the Transferor. The Transferor covenants and agrees that, without the prior written consent of the Transferee and, if any such action would be prohibited under the Loan and Servicing Agreement, the Administrative Agent:

(a)          Sale of Assets. The Transferor shall not Transfer (by operation of law or otherwise) or otherwise dispose of any Transferred Loan Assets or Loan Asset Property with respect thereto, except as otherwise expressly permitted by this Agreement or any other Transaction Document.

(b)          Liens. After the Transfer by the Transferor of any Transferred Loan Asset and the Loan Asset Property with respect thereto, the Transferor shall not create, incur, assume or permit to exist any adverse claim on or with respect to such Transferred Loan Asset or the Loan Asset Property with respect thereto, except for Permitted Liens.

(c)          Modifications of Loan Assets or Assigned Agreements. The Transferor shall not extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any Transferred Loan Asset or amend, modify or waive any payment term or condition of any Assigned Agreement as it applies to any outstanding Transferred Loan Asset.

(d)          Sale Characterization. The Transferor shall not make statements or disclosures or prepare any financial statements for any purpose, including for reporting or accounting purposes, that shall account for the transactions contemplated by this Agreement in any manner other than as a true sale and/or absolute assignment of its full right, title and ownership interest in such Transferred Loan Asset and the Loan Asset Property with respect thereto to the Transferee; provided, however, that nothing contained herein shall preclude its financial statements from being consolidated with those of the Transferee to the extent required by GAAP.

Article VI

Indemnification

Without limiting any other rights which any such Person may have hereunder or under applicable law, the Transferor agrees to indemnify the Transferee and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”) from and against all claims, losses, penalties, fines, forfeitures, related costs and judgments and other costs, fees and reasonable expenses (including reasonable attorneys’ fees and expenses) that such Indemnified Party may incur as a result of (i) the failure of the Transferor to perform its obligations under this Agreement or (ii) the breach by the Transferor of any representation under Section 4.01(p) this Agreement. Upon discovery by the Transferee that any representation under Section 4.01(p) of this Agreement was incorrect when made, the Transferee shall give prompt written notice to the Transferor. Within thirty (30) days (the date of expiration of such period, the “Cure Date”) of its discovery of such breach by the Transferor or notice to such effect from the Transferee or the Portfolio Manager (or the Administrative Agent) to such effect, the Transferor shall cure the circumstances or condition giving rise to such breach. If the Transferor is unable or unwilling to cure any such breach, it shall, as the sole remedy for such breach (i) purchase the related Loan Asset from the Transferee, (ii) deposit into the Principal Collection Account on or prior to the related Cure Date an amount equal to the purchase price paid by the Transferee for such Loan Asset and (iii) indemnify, defend and hold harmless the Transferee from and against any loss or liability with respect to, or resulting from, any such Loan Asset. Notwithstanding the foregoing, the Transferor shall have no obligation under this Article VI for a breach of representation under Section 4.01(p)(iv) with respect to a Loan Asset unless (x) such breach causes a Borrowing Base Deficiency to occur under the Loan and Servicing Agreement and (y) within the time period specified in Section 2.06(a) of the Loan and Servicing Agreement, the Transferee shall have failed to either cure such Borrowing Base Deficiency or otherwise sell the related Loan Asset, in each case, in accordance with Section 2.06(a) of the Loan and Servicing Agreement.

Article VII

MISCELLANEOUS

Section 7.01         Amendments. No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Transferee and the Transferor and consented to in writing by the Administrative Agent.

Section 7.02         Waivers; Cumulative Remedies. No failure or delay on the part of the Transferee (or any assignee thereof) or the Transferor in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 7.03         Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include communication by e-mail) and e-mailed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

Section 7.04         Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.05         Governing Law; Jury Waiver. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 7.06         Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 7.07         Bankruptcy Non-Petition and Limited Recourse; Claims. The Transferor hereby agrees that it will not institute against, or join any other Person in instituting against, the Transferee any bankruptcy, winding up, reorganization, arrangement, insolvency, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect and one day) after the payment in full of all amounts owing under the Loan and Servicing Agreement. In addition, neither party hereto shall have any recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the other party or any of its successors or assigns.

Section 7.08        Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)          The Transferor acknowledges that the Collateral Agent is the beneficiary of a collateral assignment of this Agreement pursuant to Section 2.12(a) of the Loan and Servicing Agreement and, following the exercise of its remedies in accordance with the Loan and Servicing Agreement, the Collateral Agent (on behalf of the Secured Parties) may exercise the rights of the Transferee hereunder without joinder of the Transferee.

(c)          The Administrative Agent shall be an express third-party beneficiary of Section 7.01.

Section 7.09        Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 7.10        Further Assurances. The Transferor shall, at its sole cost and expense, promptly and duly execute and deliver any and all further instruments and documents and take such further actions that may be necessary or desirable or that the Transferee may request to carry out more effectively the provisions and purposes of this Agreement or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including (i) securing all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Transferee of any Transferred Loan Asset and the Loan Asset Property with respect thereto, (ii) perfecting, protecting, preserving, continuing and maintaining fully the purchase by, and the assignments, security interests and other Liens granted or purported to be granted to, the Transferee under this Agreement (including the filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder) and (iii) enabling the Transferee (or the Collateral Agent as its assignee) to exercise or enforce its rights under this Agreement. The Transferor hereby authorizes the Transferee (or the Collateral Agent as its assignee) to file any such financing or continuation statements. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Loan Assets or any part thereof and the Loan Asset Property with respect thereto shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Loan Assets or Loan Asset Property with respect thereto is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to the Transferee immediately upon the Transferor’s receipt thereof and promptly delivered to or at the direction of the Collateral Agent.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

33RD STREET FUNDING, LLC,

as the Transferee

By:	/s/ Mark Gatto

Name: Mark Gatto

Title: Co-Chief Executive Officer

33rd Street Funding, LLC

3 Park Avenue, 36th Floor

New York, New York 10016

Attention: Credit Team

Email: CIONAgentNotices@iconinvestments.com

CĪON INVESTMENT CORPORATION,

as the Transferor

By:	/s/ Mark Gatto

Name: Mark Gatto

Title: Co-Chief Executive Officer

CĪON Investment Corporation

3 Park Avenue, 36th Floor

New York, New York 10016

Attention: Keith Franz

Email: kfranz@iconinvestments.com

SCHEDULE I

Initial Transferred Assets

[RESERVED]

SCHEDULE 4.01(h)

LOCATION OF RECORDS, NAME OF TRANSFEROR

AND JURISDICTION OF ORGANIZATION

1.	Locations of Records:

U.S. Bank National Association

Steven Garrett

1719 Range Way

Florence, SC 29501

2.	Names:

CĪON Investment Corporation

3.	Jurisdiction of Formation:

Maryland

Schedule 4.01(h)-1

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is entered into as of __________, ____, by and between CĪON INVESTMENT CORPORATION (the “Transferor”) and 33RD STREET FUNDING, LLC (the “Transferee”).

1.          We refer to that certain Sale and Contribution Agreement, dated as of December 19, 2017 (as amended, modified or supplemented from time to time, the “Sale and Contribution Agreement”), by and between the Transferor and the Transferee. All of the terms, covenants and conditions of the Sale and Contribution Agreement are hereby made a part of this Assignment Agreement and are deemed incorporated herein in full. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Sale and Contribution Agreement shall be applied herein as defined or established therein.

2.          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Transferor hereby Transfers to the Transferee, without recourse, except as provided in the Sale and Contribution Agreement, all of the Transferor’s right, title and interest in, to and under all Loan Assets identified on Schedule I hereto as “Transferred Loan Assets” as of the Transfer Date of _______ and the Loan Asset Property with respect thereto.

3.          The Loan Assets being transferred by this Assignment Agreement have an aggregate principal balance as of the Transfer Date of $______ for a Purchase Price of $______.

4.          Subject to the terms and conditions of the Sale and Contribution Agreement, the Transferor hereby covenants and agrees to Transfer, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon request of the Transferee and at the Transferor’s expense, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by the Transferee for the purpose of or in connection with acquiring or more effectively vesting in the Transferee or evidencing the vesting in the Transferee of the property, rights, title and interests of the Transferor in the Loan Assets Transferred hereunder or intended to be Transferred hereunder.

5.          Wherever possible, each provision of this Assignment Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; provided, however, that, if any provision of this Assignment Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Assignment Agreement.

6.          THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.          The foregoing Transfer does not constitute and is not intended to result in any assumption by the Transferee of any obligation of the undersigned to any other Person under any Assigned Agreement or otherwise in connection with the Transferred Loan Assets and Loan Asset Property with respect thereto described above or any agreement or instrument relating to any of them.

Exhibit A-1

8.          The Transferee and the Transferor intend that the transactions contemplated by this Assignment Agreement shall be treated as a sale, assignment, transfer and conveyance by the Transferor of the Transferred Loan Assets and Loan Asset Property described above and not a lending transaction. If this Assignment Agreement does not constitute a valid sale, assignment, transfer and conveyance of all right, title and interest of, in, to and under the Transferred Loan Assets and Loan Asset Property described above despite the intent of the parties hereto, the Transferor hereby grants a first priority “security interest” (as defined in the UCC as in effect in the State of New York) in the Transferred Loan Assets and Loan Asset Property and all proceeds thereof to the Transferee, and the parties agree that this Assignment Agreement shall constitute a security agreement under the UCC in effect in New York.

9.          This Assignment Agreement is made pursuant to and based upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Contribution Agreement and is to be governed by the Sale and Contribution Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A-2

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the day and year first written above.

CĪON INVESTMENT CORPORATION,
as Transferor

By:
Name:
Title:

33RD STREET FUNDING, LLC,
as Transferee

By:
Name:
Title:

Exhibit A-3

SCHEDULE I TO EXHIBIT A

SEE ATTACHED

Exhibit A-4

33RD STREET FUNDING, LLC

Issuer	Asset	Principal Balance	Libor Spread	Stated Maturity	S&P Rating	Moody’s Rating	S&P Industry	Moody’s Industry	Delayed Draw / evolver Funded %
[●]	[●]	[●]	[●]%	[●]	[●]	[●]	[●]	[●]	[●]

	Total:	[●]

Exhibit A-5